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                                                                   EXHIBIT 10.33


                               HESKA CORPORATION

               CONSULTANT SERVICES AND CONFIDENTIALITY AGREEMENT


          This Agreement is made between me, the undersigned, and Heska Corporation and its affiliates, as defined in this Agreement (the "Company"), as of this 14th day of December, 1998. In consideration of my retention by the Company to perform consulting services and the compensation to be paid to me, I hereby agree with the Company as follows:

          1.0  Consulting. I agree to serve as Executive Vice President,
               ----------
Operations of the Company from the date of this Agreement through December 31, 1998 and as a consultant to the Company for the period commencing on January 1, 1999 and concluding on the date set forth on Exhibit A hereto, subject to the termination of this Agreement in accordance with Section 7. The period during which I serve as a consultant to the Company is referred to as the "Consulting Period".

          2.0  Duties.  My consulting services will be in connection with the
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activities specified on Exhibit A.  During the Consulting Period, I will perform all duties to the best of my ability. In the performance of such duties, I will consult with the Company in the manner set forth on Exhibit A, to take place at the Company's facilities or at another place reasonably requested by the Company. I will be available for reasonable telephone consultation with the Company or the other parties with respect to whom my consulting services are being rendered.

          3.0  Compensation.  The parties agree that my sole compensation for
               ------------
services rendered pursuant to this Agreement shall be as set forth on Exhibit A.

          4.0  Confidential Information.
               ------------------------

          4.1  Access to Confidential Information. I understand that, during the
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Consulting Period with the Company, I will be exposed, in the trust and confidence of the Company, to confidential information and data, including techniques, know-how, trade secrets, procedures, business matters or affairs, inventions, designs, methods, systems, improvements or other information designated as confidential (herein "Confidential Information") belonging to the Company or its subsidiaries or to its customers or others with whom the Company has a joint venture, research contract or other business relationship (all such subsidiaries, customers and other parties referred to herein as "affiliates") requiring the Company to maintain the confidentiality of such information.

          4.2  Nondisclosure of Confidential Information. I agree that, during
               -----------------------------------------
the Consulting Period or thereafter, I will not, directly or indirectly, disclose any Confidential Information to any third party or use any Confidential Information for any purpose other than providing services to the Company without the prior written approval of the Company. For purposes of this Agreement, information shall be considered to be confidential if not known by the trade generally even though such information has been disclosed to one or more third
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parties pursuant to distribution or licensing agreements, research agreements or other agreements or in connection with other business relationships. Such information will not be considered to be confidential, however, to the extent that it is or becomes, through no fault of mine, publicly known or to the extent that I already knew such information at the time of its disclosure to me by the Company, as evidenced by written materials in my files.

          4.3  Confidential Information Property of the Company. I understand
               ------------------------------------------------
that all data, including drawings, prints, specifications, designs, notes, notebooks, records, documents, reproductions or other papers or memoranda of every kind which come into my possession in the course of providing the consulting services are the sole property of the Company, and I will surrender all such property to the Company upon request and in any event upon termination of my services.

          5.0  Assignment of Inventions.
               ------------------------

          5.1  Maintenance of Records. I agree to keep separate and segregated
               ----------------------
from my other personal property, including any work I am doing for any other party, all documents, records, notebooks and correspondence relating to my work for the Company, and to maintain notebooks and other records in such form as the Company reasonably requests.

          5.2  Disclosure of Inventions. I will promptly disclose to the Company
               ------------------------
all Inventions, as defined below. The term "Inventions" includes, but is not limited to, concepts, ideas, processes, programs, algorithms, methods, formulae, compositions, techniques, articles, and machines, as well as improvements thereof or know-how related thereto) and all original works of authorship (herein "Inventions"), whether or not patentable, copyrightable or protectable as trade secrets, which are conceived or made by me, alone or with others, (i) during the term of this Agreement, if such Inventions relate in any manner to the actual business or research or anticipated business or research disclosed to me, including any business or research conducted by the Company for or jointly with any other party, or (ii) during the term of this Agreement or thereafter, if such Inventions are developed using trade secret information of the Company or result from work performed by me for the Company.

          5.3  Assignment of Inventions. I hereby assign to the Company my
               ------------------------
entire rights to each Invention described in Section 5.2 hereof. I will execute all papers and documents as requested by the Company to obtain and enforce any patent, copyright or other protection which the Company elects to obtain or enforce, in any country, in my name or the Company's name (or the name of an appropriate Company affiliate), as the case may be, at the Company's expense. My obligation to assist the Company in obtaining and enforcing patents, copyrights and other protections shall continue beyond the termination of my services, but the Company shall compensate me at a reasonable rate after the termination of my services for time actually spent at the Company's request providing such assistance. If the Company is unable, after reasonable effort, to secure my signature on any document needed to apply for, prosecute or enforce any patent, copyright or other protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and

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attorney-in-fact, to act for and in my behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution and enforcement of patents, copyrights or similar protections with the same legal force and effect as if executed by me.

          6.0  No Conflicting Obligations.
               --------------------------

          6.1  No Conflicting Agreements. The Company understands and agrees
               -------------------------
that during the Consulting Period I may be retained by other companies, corporations, and/or commercial enterprises to perform consulting services. I agree, however, that, during the Consulting Period, I will not, for my account or as an officer, member, employee, consultant, representative or advisor of another, engage in or contribute my knowledge to engineering, development, manufacturing, research, business analysis or sales relating to any product, equipment, process or material that relates in any way to the actual or anticipated business or research and development of the Company for itself or its affiliates without the written permission of the Company. The foregoing provision, however, shall not prohibit me from engaging in any work at any time after the Consulting Period, provided that Confidential Information will not be involved in such work. The provisions of this Section 6.1 will not be construed as limiting to any extent my continuing obligations under any other section of this Agreement.

          6.2  No Conflict With Prior Agreements. I represent and warrant to the
               ---------------------------------
Company and its affiliates that my retention by the Company and my performance of my obligations under this Agreement do not and conflict with any prior obligations to third parties, including others for whom I perform consulting or other services. I represent and warrant that the Company has not asked me to reveal, nor will I do so, any trade secrets or other proprietary or confidential information that may have been gained by me during my previous employment which I am under obligation not to disclose.

          7.0  Termination. The Consulting Period may be terminated by me or the
               -----------
Company for any reason upon 10 days' prior written notice.

          8.0  Legal Relationship. My relationship with the Company is that of
               ------------------
an independent contractor and not as an employee or agent of the Company. I will not be entitled to any benefits or compensation from the Company except as set forth in this Agreement. I agree that I am responsible for direct payment of any federal or state taxes on the compensation paid to me under this Agreement, except to the extent the Company withholds such taxes. I understand that I am not authorized to bind the Company or make any representations on its behalf in any matter.

          9.0  Assignment; Binding Upon Estate. The services to be rendered
               -------------------------------
under this Agreement are personal in nature, and my rights and obligations under this Agreement may not be assigned by me without the prior written consent of the Company. Subject to this restriction, this Agreement shall be binding upon me, my heirs, executors, administrators or legal representatives and shall inure to the benefit of the Company and its successors and assigns.

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          10.0  Governing Law. This Agreement shall be governed by the laws of
                -------------
the State of Colorado. Each article shall be independent and separable from all other articles, and the invalidity of an article shall not affect the enforceability of any of the other articles.

          11.0  Remedies. I recognize that any violation of this Agreement by me
                --------
would cause the Company irreparable damage for which other remedies would be inadequate, and I therefore agree that the Company shall have the right to obtain, in addition to all other remedies, such injunctive and other equitable relief from a court of competent jurisdiction as may be necessary or appropriate to prevent any violation of this Agreement.

          12.0  Waiver. The Company's waiver or failure to enforce the terms of
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this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement.

          13.0  Entire Agreement.  This Agreement contains the entire Agreement
                ----------------
between the Company and myself relating to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, correspondence, understandings and agreements between us relating to the subject matter hereof. This Agreement may be modified or amended only by mutual written consent of the parties.

          IN WITNESS WHEREOF, I have signed this Agreement effective as of the date on the first page hereof.

ACCEPTED BY CONSULTANT

/s/ John A. Shadduck
--------------------------------

Name:  John A. Shadduck

ACCEPTED FOR HESKA CORPORATION:

By:  /s/ Robert B. Grieve
   -----------------------------

Name: Robert B. Grieve
     ---------------------------

Title: Chief Executive Officer
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                                   EXHIBIT A

1.   Name and Address of Consultant:
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     Dr. John A. Shadduck
     2916 Shore Road
     Fort Collins, CO 80524

2.   Term of Consulting Period:
     -------------------------

     The Term of this Agreement is from DECEMBER 14, 1998 until terminated as provided below or as provided in Section 7.0. In the event Consultant does not provide any consulting services to the Company for a period of six (6) consecutive months (as evidenced by his not giving any time reports to the Company), this Agreement will expire on the last day of the seventh month without notice. Upon termination of this Agreement, Consultant will be paid all pay and expenses due hereunder accrued through the date of termination.

3.   Duties of Consultant:
     --------------------

     During the term of this Agreement, Consultant agrees to be available to provide services to the Company on such projects as the Company may reasonably request from time to time. The parties agree that after January 1, 1999 Consultant would not be expected to be available more than the equivalent of ten (10) full days in any month nor would the Company be obligated to pay for more than the equivalent of ten (10) full days in any month. The Company is not required to use any minimum amount of services. Consultant will report to the Chief Executive Officer or such other officer as the Chief Executive Officer directs. Consultant will report his time to the Company on a monthly basis. Consultant is not authorized to make any commitments on the Company's behalf. Appendix 1 shows the projects that Consultant expects to be undertaking. This Appendix may be amended or supplemented from time to time as agreed to by the parties.

4.   Consulting Fee:
     --------------

     For Consultant's services, commitments and covenants hereunder, the Company shall pay or cause to be paid to Consultant during the term of this Agreement a fee of (a) U.S. $500.00 per full day (or $62.50 per hour for less than full days) and (b) a number of shares of Company common stock, par value $.001 per share, equal to $200 per full day (prorated for partial days), rounded up to the nearest whole share. For purposes hereof, such common stock shall be valued based upon the average closing price of such common stock, as reported on the Nasdaq National Market (or such other primary exchange on which such stock is then trading) during (and ending on the last day of) the applicable month during which Consultant provides consulting services. Consultant shall keep records of time, shall invoice the Company monthly and shall be paid within 30 days of receipt of invoice. The Company shall reimburse Consultant for all reasonable

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     expenses incurred on behalf of the Company in connection with the performance of services hereunder; upon presentation of appropriate receipts. Invoices shall be sent to:

                         Heska Corporation
                         1613 Prospect Parkway
                         Fort Collins, Colorado 80525
                         Attention:  Barbara Cogan, Contract Administrator

SIGNED:

Heska Corporation                       Consultant

By:    /s/ Robert B. Grieve             /s/ John A. Shadduck
   --------------------------------     ---------------------------------

Typed Name:   Robert B. Grieve          Typed Name:  John A. Shadduck
           ------------------------

Title:   Chief Executive Officer        SS#:  ###-##-####
      -----------------------------           ---------------------------

Date:    02/16/99                       Date: ___________________________
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